SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): November 8, 2000



                          ORIGIN INVESTMENT GROUP, INC.
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Maryland
                                    --------
                            (State of Incorporation)

                                                            36-4286069
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        (Commission File No.)                  (IRS Employer Identification No.)






        1620 26th Street, Third Floor, Santa Monica, CA        90404
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        (Address of Principal Executive Offices)              (Zip Code)


                                  310-255-8834
                                  ------------
              (Registrant's telephone number, including area code)


        980 North Michigan Avenue, Suite 1400, Chicago, IL     60611
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          (Former Name or Former Address, if Changed Since Last Report)



Item 4. Changes in Registrant's Certifying Accountant

     By resolution adopted on November 8, 2000 the Board of Directors of Origin Investment Group, Inc. formally engaged Marcum & Kliegman, LLP, 655 Third Avenue, 16th Floor, New York, New York 10017 as its new independent auditors ("M & K") to audit the Registrant's financial statements. The Registrant, nor any person on the Registrant's behalf during the two most recent fiscal years and the subsequent interim periods prior to the engagement of M & K, did not consult with M & K with regard to any of the matters listed in Regulation S-K Items 304(a)(2) (i) or (ii).


Item 5.   Other Items.

     On November 13, 2000 the Registrant and the principal owners of Transition 1/Management Accounting Systems, Inc. ("T1MAS") agreed not to proceed with the stock purchase of all of the issued and oustanding capital stock of T1MAS by Origin Investment Group, Inc. on account that the parties were unable to reach agreement as to a fair valuation for the transaction, among other factors. However, the Registrant and T1MAS have agreed to resume discussions on a later date and upon Registrant's completing the registration process required to establish the structured equity funding line with Alpha Venture Capital, Inc. Management of Origin Investment Group, Inc. estimates that this equity funding line should be in place within the next several weeks.

     On September 12, 2000 the Registrant received an amended term sheet from First Fidelity Capital, Inc. which increased their structured equity funding line from $5,000,000 to $10,000,000 dollars committed by the Alpha Group of Funds managed by Alpha Venture Capital, Inc. As of the date of this Form 8-K, the Registrant has retained outside securities counsel to assist it in securing this equity funding line.


                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ORIGIN INVESTMENT GROUP, INC.


Dated: November 13, 2000                  By:   /s/  Greg H. Laborde
                                            --------------------------------
                                            Greg H. Laborde
                                            Chief Executive Officer